UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On June 21, 2004, 8x8, Inc. (the "Company") issued a press release announcing its agreement to sell to an institutional investor (the "Investor") 4,800,000 shares of its common stock and warrants to purchase 1,920,000 shares of its common stock under its shelf registration statement (File No. 333-114133), as amended, and as supplemented by a prospectus supplement dated June 21, 2004. The Company expects that delivery of the shares of common stock and warrants will be made to the Investor on June 23, 2004. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference. Also attached as exhibits to this report are the Placement Agency Agreement with A.G. Edwards & Sons, Inc. and Griffin Securities, Inc., who are acting as placement agents in the offering (the "Placement Agents"), the Securities Purchase Agreement entered into between the Company and the Investor, the form of warrant being issued to the Investor and the form of warrant being issued to the Placement Agents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement by and among the Company, A.G. Edwards & Sons, Inc. and Griffin Securities, Inc. PDF
4.1	Form of Common Stock Warrant being issued to the Investor. PDF
4.2	Form of Common Stock Warrant being issued to the Placement Agents. PDF
10.1	Stock Purchase Agreement between the Registrant and the Investor. PDF
99.1	Press release dated June 21, 2004. PDF

PDF    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2004

8X8, INC.

By:	/s/ JAMES SULLIVAN

James Sullivan
Chief Financial Officer, Vice President of Finance and Secretary (Principal Financial and Accounting Officer)